SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 5, 2002



                            DIGITAL POWER CORPORATION
             (Exact name of registrant as specified in its charter)


California                      1-12711                   94-1721931
----------                      -------                   ----------
(State or other          (Commission File No.)         (I.R.S. Employer
jurisdiction                                            Identification No.)
of incorporation)



              41920 Christy Street, Fremont, California 94538-3158
                    (Address of principal executive offices)


                                 (510) 657-2635
              (Registrant's telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE

     In connection with its filing with the Israeli Securities Authorities, Telkoor Telecom, Ltd. included Digital Power Corporation's financial statements for the years ended December 31, 2001, 2000 and 1999 which included additional information than those financial statements filed with the SEC and American Stock Exchange. Digital Power is providing the same financial statements for the years ended July 31, 2001, 2000 and 1999 filed with the Israeli Securities Authorities through this Form 8-K.

     Exhibit No.         Exhibit Description
     -----------         -------------------
        99.2             Digital Power Corporation and Subsidiaries. Financial
                         statements for the years ended December 31, 2001, 2000, and 1999

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   DIGITAL POWER CORPORATION,
                                   a California Corporation


Dated: April 5, 2002               /s/ David Amitai
                                   --------------------------
                                   David Amitai
                                   Chief Executive Officer

                            DIGITAL POWER CORPORATION
                                AND SUBSIDIARIES

                              Financial Statements
                               For the Years Ended
                        December 31, 2001, 2000 and 1999

                          INDEX TO FINANCIAL STATEMENTS


                                                                            PAGE
                                                                            ----

Independent Auditor's Report.................................................F-1

Consolidated Balance Sheets - December 31, 2001 and 2000.....................F-2

Consolidated Statements of Operations - For the Years
    Ended December 31, 2001, 2000 and 1999...................................F-3

Consolidated Statement of Stockholders' Equity - For the Years Ended
    December 31, 2001, 2000 and 1999.........................................F-4

Consolidated Statements of Cash Flows - For the Years Ended
    December 31, 2001, 2000 and 1999.........................................F-5

Notes to Consolidated Financial Statements...................................F-7

Supplemental Information....................................................F-25

                          INDEPENDENT AUDITOR'S REPORT



To the Stockholders and Board of Directors
Digital Power Corporation and Subsidiaries
Fremont, California


We have audited the accompanying consolidated balance sheets of Digital Power Corporation and subsidiaries as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America and International Standards on Auditing. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Digital Power Corporation and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


/S/ Hein + Associates LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants


Orange, California
February 19, 2002

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS






                                                                                 DECEMBER 31,         DECEMBER 31,
                                                                                     2001                 2000
                                                                             -------------------  -------------------
                                  ASSETS
                                  ------
CURRENT ASSETS:
     Cash and cash equivalents                                               $      1,242,900     $        806,407
     Accounts receivable - trade, net of allowance for doubtful accounts of
      $370,000 and $231,419 at December 31, 2001 and 2000, respectively             2,203,664            3,256,082
     Income tax refund receivable                                                      72,388              179,200
     Other receivables                                                                 91,971               90,454
     Inventories, net                                                               1,999,168            5,143,624
     Prepaid expenses and deposits                                                     47,534              213,699
     Deferred income taxes                                                                  -              334,037
                                                                               --------------     ----------------
         Total current assets                                                       5,657,625           10,023,503

PROPERTY AND EQUIPMENT, net                                                           820,318            1,094,733
EXCESS OF PURCHASE PRICE OVER NET ASSETS
     ACQUIRED, net of accumulated amortization of $1,452,189 and $433,926
     at December 31, 2001 and 2000, respectively                                            -            1,018,263
OTHER ASSETS                                                                           35,116               28,551
                                                                             ----------------     ----------------
TOTAL ASSETS                                                                 $      6,513,059     $     12,165,050
                                                                             ================     ================

                    LIABILITIES AND STOCKHOLDERS' EQUITY
                    ------------------------------------
CURRENT LIABILITIES:
     Notes payable                                                           $        652,261     $        400,000
     Current portion of capital lease obligations                                      35,856               42,954
     Accounts payable                                                               1,590,830            1,949,182
     Accrued liabilities                                                            1,510,719            1,169,702
                                                                             ----------------     ----------------
         Total current liabilities                                                  3,789,666            3,561,838

CAPITAL LEASE OBLIGATIONS, less current portion                                        24,376               61,938
OTHER LONG TERM LIABILITIES                                                            13,607                    -
                                                                             ----------------     ----------------
         Total liabilities                                                          3,827,649            3,623,776
                                                                             ----------------     ----------------

COMMITMENTS AND CONTINGENCIES (Notes 8 and 14)                                              -                    -

STOCKHOLDERS' EQUITY:
     Preferred stock issuable in series, no par value, 2,000,000 shares authorized, no shares issued or outstanding at December 31, 2001
         or 2000                                                                            -                    -
     Common stock, no par value, 10,000,000 shares authorized, 4,510,680 and 3,260,680 shares issued and outstanding at December 31, 2001
         and 2000, respectively                                                    11,036,251            9,786,251
     Additional paid in capital                                                       733,256              733,256
     Accumulated deficit                                                           (8,771,654)          (1,730,934)
     Accumulated other comprehensive loss                                            (312,443)            (247,299)
                                                                             ----------------     ----------------
         Total stockholders' equity                                                 2,685,410            8,541,274
                                                                             ----------------     ----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $      6,513,059     $     12,165,050
                                                                             ================     ================
/s/ David Amitai                                                        3/30/02
----------------------------------------------------------------  ---------------------------------------------------
DAVID AMITAI, PRESIDENT AND CEO                                   DATE


                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                               FOR THE YEARS ENDED
                                                                                   DECEMBER 31,
                                                          ---------------------------------------------------------------
                                                                 2001                 2000                   1999
                                                          -------------------  -------------------    -------------------

REVENUES                                                  $     10,329,857     $     17,882,730       $     15,354,018
COST OF GOODS SOLD                                              11,939,985           13,223,441             11,277,170
                                                          ----------------     ----------------       ----------------

     Gross margin (loss)                                        (1,610,128)           4,659,289              4,076,848
                                                         -----------------     ----------------       ----------------

OPERATING EXPENSES:
     Research and development                                    1,065,872            1,166,015                952,690
     Marketing and selling                                         863,898            1,348,545              1,159,323
     General and administrative                                  2,177,611            1,895,280              1,644,170
     Impairment of goodwill                                        946,263                    -                      -
                                                          ----------------     ----------------       ----------------

         Total operating expenses                                5,053,644            4,409,840              3,756,183
                                                          ----------------     ----------------       ----------------

INCOME (LOSS) FROM OPERATIONS                                   (6,663,772)             249,449                320,665
                                                          ----------------     ----------------       ----------------

OTHER INCOME (EXPENSE):
     Interest income                                                12,829               29,920                 30,935
     Interest expense                                              (63,461)             (90,992)              (178,343)
     Other (expense)                                                (4,364)                   -                      -
     Gain (loss) on disposal of assets                             (23,069)              10,790                (16,830)
                                                          -----------------    ----------------       ----------------
         Other (expense)                                           (78,065)             (50,282)              (164,238)
                                                          -----------------    ----------------       ----------------

INCOME (LOSS) BEFORE INCOME TAXES                               (6,741,837)             199,167                156,427

INCOME TAX PROVISION                                               298,883              104,000                123,000
                                                          ----------------     ----------------       ----------------

NET INCOME (LOSS)                                         $     (7,040,720)    $         95,167       $         33,427
                                                          =================    ================       ================

     Basic net income (loss) per share                    $         (2.07)     $          0.03        $          0.01
                                                          =================    ================       ================

     Diluted net income (loss) per share                  $         (2.07)     $          0.03        $          0.01
                                                          =================    ================       ================

                                          DIGITAL POWER CORPORATION AND SUBSIDIARIES

                                       CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                      FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 and 1999


                                                                                                         ACCUMULATED
                      COMMON STOCK       ADDITIONAL                 NOTE                      OTHER         TOTAL
                -----------------------   PAID-IN       ESOP     RECEIVABLE   ACCUMULATED  COMPREHENSIVE STOCKHOLDERS' COMPREHENSIVE
                  SHARES        AMOUNT    CAPITAL      SHARES    STOCKHOLDER    DEFICIT       (LOSS)        EQUITY        (LOSS)
                ----------  -----------  ----------  ----------  ----------- -------------  -----------  ------------ --------------
BALANCES,
January 1, 1999  2,771,435  $ 9,012,679  $ 514,304   $(184,919)    $         $ (1,859,528)  $    36,234  $  7,518,770

 Contribution
  to ESOP                -            -          -     184,919             -            -             -       184,919

 Note receivable
  for common stock       -            -     52,200           -       (52,200)           -             -             -

 Comprehensive loss:     -

  Net income             -            -          -           -             -       33,427             -        33,427    $   33,427

  Foreign currency
   translation
   adjustment            -            -          -           -             -            -       (84,909)      (84,909)      (84,909)
                                                                                                                      --------------
  Total comprehensive
  loss                   -            -          -           -             -            -             -             -       (51,482)
                ----------  -----------  ----------  ----------  ----------- -------------  -----------  ------------ ==============
BALANCES,
December31,1999  2,771,435    9,012,679     566,504          -       (52,200)  (1,826,101)      (48,675)    7,652,207

 Exercise of
 stock options    484,245       754,197     (52,200)         -        52,200            -            -       754,197

 Income tax
 benefit related
 to exercise  of
 stock options          -             -     101,397          -             -            -            -       101,397

 Stock granted
 for services       5,000        19,375           -          -             -            -            -        19,375

 Compensation cost
 recognized upon
 issuance of
 warrants for
 services               -             -     117,555          -             -            -            -       117,555

 Comprehensive loss:
  Net income            -             -           -          -             -       95,167            -        95,167    $   95,167

  Foreign currency
  translation
  adjustment            -             -           -          -             -            -     (198,624)     (198,624)     (198,624)
                                                                                                                      --------------
   Total comprehensive
   loss                 -             -           -          -             -            -            -             -    $ (103,457)
                ----------  -----------  ----------  ----------  ----------- -------------  -----------  ------------ ==============
BALANCES,
December31,2000  3,260,680    9,786,251     733,256          -             -   (1,730,934)    (247,299)    8,541,274

 Issuance of
 common stock to
 Telkoor Telecom,
 Ltd pursuant to
 investment
 agreement       1,250,000    1,250,000           -          -             -            -            -     1,250,000

 Comprehensive loss:
  Net loss               -            -           -          -             -   (7,040,720)           -    (7,040,720)  $(7,040,720)
  Foreign currency
  translation
  adjustment             -            -           -          -             -            -      (65,144)      (65,144)      (65,144)
                                                                                                                      --------------
   Total comprehensive
   loss                  -            -           -          -             -            -            -             -   $(7,105,864)
                ----------  -----------  ----------  ----------  ----------- -------------  -----------  ------------ ==============
BALANCES,
December31,2001  4,510,680  $11,036,251  $  733,256  $       -     $       -  $(8,771,654)  $ (312,443)  $ 2,685,410
                ==========  ===========  ==========  ==========  =========== =============  ===========  ============

                                                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                                                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                     FOR THE YEARS ENDED
                                                                                         DECEMBER 31,
                                                                  -----------------------------------------------------------
                                                                         2001                2000                 1999
                                                                  -------------------  ------------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                            $     (7,040,720)    $         95,167     $         33,427

     Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

        Depreciation and amortization                                      450,752              475,987              500,691
        (Gain) loss on disposal of assets                                   23,069              (10,790)              16,830
        Deferred income taxes                                              334,037               16,755                8,813
        Warranty expense                                                   (64,806)              55,000             (110,000)
        Increase in provision for inventory obsolescence                 2,714,941                    -               30,000
        Contribution to ESOP                                                     -                    -              184,919
        Bad debt expense                                                   158,130               23,504               35,547
        Compensation cost recognized upon issuance of warrants                   -              117,555                    -
        Income tax benefit related to exercise of stock options                  -              101,397                    -
        Stock issued for services                                                -               19,375                    -
        Impairment of goodwill                                             946,263                    -                    -
        Severance accrual                                                  658,000                    -                    -

     Changes in operating assets and liabilities:

        Accounts receivable                                                894,288             (466,506)             711,411
        Income tax refund receivable                                       106,812             (108,212)             321,658
        Other receivables                                                   (1,517)               9,421                3,167
        Inventories                                                        429,515             (612,363)             303,259
        Prepaid expenses                                                   166,164             (152,372)              (6,062)
        Other assets                                                        (6,565)             (14,493)              26,733
        Accounts payable                                                  (358,353)             753,013              (50,685)
        Accrued liabilities                                               (252,177)             (98,939)            (271,457)
        Other long-term liabilities                                         13,607              (25,000)             (10,043)
                                                                  -----------------    -----------------    -----------------
          Net cash provided by (used in) operating activities
                                                                          (828,560)             178,499            1,728,208
                                                                  -----------------    -----------------    -----------------
 CASH FLOWS FROM INVESTING ACTIVITIES:

     Purchase of property and equipment                                   (133,281)            (176,068)            (168,042)
     Proceeds from sale of assets                                            5,876               26,121                6,146
                                                                  -----------------    -----------------    -----------------
              Net cash (used in) investing activities                     (127,405)            (149,947)            (161,896)
                                                                  -----------------    -----------------    -----------------

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Continued)

                                                                                     FOR THE YEARS ENDED
                                                                                         DECEMBER 31,
                                                                  -----------------------------------------------------------

                                                                          2001                2000                 1999
                                                                  -------------------  ------------------   -----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from exercise of stock options and warrants             $         -          $      754,197       $         -
   Proceeds received (payments made) on notes payable                      252,261             (540,000)            (184,919)
   Principal payments on capital lease obligations                         (44,659)             (62,426)             (72,537)
   Principal payments on notes payable                                        -                    -              (1,266,846)
   Investment from Telkoor Telecom, Ltd.                                 1,250,000                 -                    -
                                                                   ----------------     ----------------     ----------------
     Net cash provided (used in) by financing activities                 1,457,602              151,771           (1,524,302)
                                                                   ----------------     ----------------     -----------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                    (65,144)            (198,624)             (84,909)
                                                                   ----------------     ----------------     ----------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                    436,493              (18,301)             (42,899)
                                                                   ----------------     ----------------     ----------------

CASH AND CASH EQUIVALENTS, beginning of period                             806,407              824,708              867,607
                                                                   ----------------     ----------------     ----------------

CASH AND CASH EQUIVALENTS, end of period                            $    1,242,900       $      806,407       $      824,708
                                                                   ================     ================     ================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash payments for:
     Interest                                                       $       67,009       $      131,650       $      277,935
                                                                   ================     ================     ================
     Income taxes                                                   $       97,918       $      180,000       $      117,494
                                                                   ================     ================     ================

NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Acquisition of equipment through capital leases                  $         -          $       42,846       $       19,720
                                                                   ================     ================     ================

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND NATURE OF OPERATIONS:
   -------------------------------------

     Digital Power Corporation ("DPC"), a California corporation, and its wholly owned subsidiaries, Poder Digital, S.A. de C.V. ("PD"), located in Guadalajara, Mexico, and Digital Power Limited ("DPL"), located in the United Kingdom, are engaged in the design, manufacture and sale of switching power supplies. DPC, PD, and DPL are collectively referred to as the "Company".

2. SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------

     Principles of Consolidation - The consolidated financial statements include the accounts of DPC and its wholly owned subsidiaries, PD and DPL. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Statements of Cash Flows - For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Inventories - Inventories are stated at the lower of cost (first-in, first-out) or market.

     Property and Equipment - Property and equipment are stated at cost. Depreciation of equipment and furniture is calculated using the straight-line method over the estimated useful lives (ranging from 5 to 10 years) of the respective assets. Leasehold improvements are amortized over the shorter of their estimated useful life or the term of the lease. The cost of normal maintenance and repairs is charged to operations as incurred. Material expenditures that increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of fixed assets sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any resulting gains or losses are reflected in current operations.

     Excess of Purchase Price Over Net Assets Acquired - Excess of purchase price over net assets acquired ("Goodwill") represents the purchase price in excess of the fair value of the net assets of the acquired business and was being amortized using the straight-line method over its estimated useful life of ten years.

     As a result of DPL's sustained losses during the year ended December 31, 2001, management has determined the value of the unamortized goodwill related to the 1998 acquisition of DPL as impaired resulting in a charge of $946,263.

     Income Taxes - The Company accounts for income taxes under the liability method which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Revenue Recognition - Sales revenue is recognized when the products are shipped to customers, including distributors. Customers receive a one or two-year product warranty and certain sales to distributors are subject to a limited right of return. At the same time sales revenue is recognized, the Company provides a reserve for estimated warranty costs and a reserve for estimated product returns.

     Research and Development Costs - Research and development costs are charged to operations in the period incurred.

     Foreign Currency Translation - Gains and losses from the effects of exchange rate fluctuations on transactions denominated in foreign currencies are included in the results of operations. Assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars at year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the year. The resulting translation adjustment is recorded as a component of accumulated other comprehensive income (loss), a component of stockholders' equity.

     Earnings Per Share - Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

     Use of Estimates - The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

     The Company's consolidated financial statements are based upon a number of significant estimates, including the allowance for doubtful accounts, technological obsolescence of inventories, the estimated useful lives selected for property and equipment and goodwill, realizability of deferred tax assets, allowance for sales returns, and warranty reserve. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that these estimates will be further revised in the near term and such revisions could be material.

     Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of long lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

     Stock Based Compensation - The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB25) and related interpretations in accounting for its employee stock options. In accordance with FASB Statement No. 123 "Accounting for Stock-Based Compensation" (FASB123), the Company will disclose the impact of adopting the fair value accounting of employee stock options. Transactions in equity instruments with non-

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     employees for goods or services have been accounted for using the fair value method as prescribed by FASB123.

     Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

     The Company operates in one segment, manufacture and sale of power supplies. Financial instruments that subject the Company to credit risk consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. See Note 14 for major customers.

     Fair Value of Financial Instruments - The estimated fair values for financial instruments under FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair value of cash, cash equivalents, accounts receivable and accounts payable approximates their carry value due to their short-term nature. The estimated fair value of long-term debt approximates its carrying value because it carries interest rates which approximates market rates.

     Comprehensive Income - The Company has adopted the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (FASB130). FASB130 defines comprehensive income as all changes in stockholders' equity exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss and changes in certain assets and liabilities that are reported directly in equity, such as, translation adjustments on investments in foreign subsidiaries.

     Impact  of  Recently  Issued  Standards  -  In  June  2001,  the  Financial
     Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 141 "Business Combinations" ("SFAS 141") and No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method. For all business combinations for which the date of acquisition is after June 30, 2001, SFAS 141 also establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain, rather than deferred and amortized. SFAS 142 changes the accounting for goodwill and other intangible assets after an acquisition. The most significant changes made by SFAS 142 are: 1) goodwill and intangible assets with indefinite lives will no longer be amortized; 2) goodwill and intangible assets with indefinite lives must be tested for impairment at least annually; and 3) the amortization period for intangible assets with finite lives will no longer be limited to forty years. The Company does not believe that the adoption of these statements will have a material effect on its financial position, results of operations, or cash flows.

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     In June 2001, the FASB also approved for issuance SFAS 143 "Asset Retirement Obligations." SFAS 143 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including (1) the timing of the liability recognition, (2) initial measurement of the liability, (3) allocation of asset retirement cost to expense, (4) subsequent measurement of the liability and (5) financial statement disclosures. SFAS 143 requires that an asset retirement cost should be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. The Company will adopt the statement effective no later than January 1, 2003, as required. The transition adjustment resulting from the adoption of SFAS 143 will be reported as a cumulative effect of a change in accounting principle. At this time, the Company cannot reasonably estimate the effect of the adoption of this statement on its financial position, results of operations, or cash flows

     In October 2001, the FASB also approved SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 replaces SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The new accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provisions of APB Opinion No. 30, "Reporting Results of Operations-Reporting the Effects of Disposal of a Segment of a Business," for the disposal of segments of a business. Statement 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. Statement 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of Statement 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, are to be applied prospectively. At this time, the Company cannot estimate the effect of this statement on its financial position, results of operations, or cash flows.

3. BASIS OF PRESENTATION:

     The Company incurred a net loss of $7,040,720 and used cash in operations of $828,560 during the year ended December 31, 2001. The Company had net income of $95,167 and cash provided by operations of $178,499 during the year ended December 31, 2000. The Company had working capital of $1,867,959 and $6,461,665 at December 31, 2001 and 2000, respectively. The increase in the net loss and substantial decrease of working capital is due in part to certain non-cash expenses, including an increase in the inventory allowance for obsolescence of $2,715,000, an impairment of goodwill by $946,000, a severance accrual of $658,000 for employees in Poder, increase in the allowance for bad debt of $158,000 and the valuation taken against the deferred tax asset of $350,000.

     The Company's management has addressed the decrease in cash and working capital through the execution of the Securities Purchase Agreement in which the Company received $1,250,000 in cash and developed a strategic alliance with Telkoor Telecom, Ltd (Telkoor). The Company's management team is currently comprised of officers' of Telkoor and if needed, Telkoor has committed to lend the Company and/or make further investments in the Company to sustain it operations. See note 11 for additional terms of the Telkoor investment.

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     In management's opinion, these proceeds combined with revenue from sales and Telkoor's continued commitment to protect its investment will provide sufficient cash flow to pay the Company's obligations as they come due for at least the next year.

4. INVENTORIES:
   -----------

                                                    DECEMBER 31,
                                     -------------------------------------------
                                             2001                   2000
                                     -------------------    --------------------

      Raw materials                    $    3,831,093         $    4,329,160
      Work-in-process                         985,924              1,011,966
      Finished goods                          146,861                459,030
                                      ----------------       ----------------
                                            4,963,878              5,800,156
      Allowance for obsolescence           (2,964,710)              (656,532)
                                      ----------------       ----------------

                                       $    1,999,168         $    5,143,624
                                      ================       ================

     During the year ended December 31, 2001, the Company increased the allowance for obsolescence and excess inventories by approximately $2,715,000 which was a result of the cancellation of purchase orders by customers, excess inventory levels, lack of sales orders and delays in delivery of products by two customers. The additional provision for obsolete and excess inventory is included in the cost of sales.

5. PROPERTY AND EQUIPMENT:
   ----------------------

                                                     DECEMBER 31,
                                        ---------------------------------------
                                               2001                 2000
                                        ------------------   ------------------

      Machinery and equipment             $    1,503,030       $    1,441,203
      Office equipment and furniture             875,726              873,429
      Leasehold improvements                     525,846              539,777
      Transportation equipment                    81,089              103,839
                                         ----------------     ----------------
                                               2,985,691            2,958,248
      Accumulated depreciation
       and amortization                       (2,165,373)          (1,863,515)
                                         ----------------     ----------------
                                          $      820,318       $    1,094,733
                                         ================     ================

     Depreciation expense related to property and equipment for the year ended December 31, 2001, 2000, and 1999 was $378,571, $331,987, and $343,882,
     respectively.

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. ACCRUED LIABILITIES:
   -------------------
                                                        DECEMBER 31,
                                           -------------------------------------
                                                 2001                 2000
                                           ------------------   ----------------
      Accrued payroll and benefits          $      167,129       $     147,115
      Accrued commissions and royalties            120,567             126,786
      Accrued warranty and product
        return expense                             201,094             324,602
      Income taxes payable                         190,175             308,627
      Severance accrual for PD employees           508,000                -
      Other                                        323,754             262,572
                                           -----------------    ----------------

                                            $    1,510,719       $   1,169,702
                                           =================    ================

     During the year ended December 31, 2001, the Company recorded an estimated severance liability related to its Mexican subsidiary of $658,000. There was no accrual recorded as of December 31, 2000. The severance accrual is a result of depressed sales of the Company's products in the United States, which has resulted in excess capacity of the workforce at its Guadalajara, Mexico facility. In addition, the Company is considering moving a portion of its manufacturing to China which would increase the excess capacity at PD. The liability was reduced in September 2001 by $150,000 for the payment of severance as a result of a reduction of PD employees.

7. NOTES PAYABLE:
   -------------

     At December 31, 2001 and 2000, DPC has a line of credit of $750,000 and $3,000,000, respectively, pursuant to a promissory note agreement. As of December 31, 2000, the line of credit provided borrowings up to 80% of eligible accounts receivable, plus 20% of inventory or $500,000, whichever was less, not to exceed a total of $3,000,000. During the year ended December 31, 2001, the line of credit was adjusted to only provide borrowings up to 80% of eligible accounts receivable. Borrowing under this line of credit bears interest based upon an index equal to the lender's prime rate (totaling 6.75% and 9.50% at December 31, 2001 and 2000, respectively), interest only, payable monthly with outstanding principal due on demand. If no demand is made, the outstanding principal and unpaid accrued interest is due April 15, 2002. At December 31, 2001 and 2000, the outstanding principal balance was $652,261 and $400,000, respectively. Under the terms of the agreement, the Company is required to maintain certain ratios and be in compliance with other covenants. At December 31, 2001 and 2000, the Company was in compliance with all covenants.

     At December 31, 2001 and 2000, DPL has a (pound)500,000 bank overdraft facility pursuant to a loan agreement. Borrowing under this line of credit bears interest at 2% per annum over the Bank's Base rate (totaling 6.5% and 8.5% at December 31, 2001 and 2000, respectively), interest only, payable monthly with outstanding principal due on demand. If no demand is made, the outstanding principal and accrued interest is due March 31, 2002. In the event of the loan being used, the loan would be collateralized by substantially all of the DPL's assets. At December 31, 2001 and 2000, no principal or accrued interest was outstanding.

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.CAPITAL LEASE OBLIGATIONS:
  -------------------------

     The Company leases certain equipment and vehicles under agreements classified as capital leases. The net book value of assets under capital leases as of December 31, 2001 and 2000 was $59,229 and $106,329, respectively. Depreciation expense of $39,545, $52,147, and $48,702 was recognized for the years ended December 31, 2001, 2000, and 1999, respectively.

     The future minimum lease payments as of December 31, 2001, are as follows:

                 YEARS ENDING
                 DECEMBER 31,                                  AMOUNT
      ----------------------------------               ---------------------
                    2002                                 $     45,736
                    2003                                       31,183
                                                       -----------------
      Total future minimum lease payments                      76,919
           Less amount representing interest                  (16,687)
                                                       -----------------
      Present value of net minimum lease
           payments                                            60,232
           Less current portion                               (35,856)
                                                       -----------------
                                                         $     24,376

9. PREFERRED STOCK:
   ---------------

     As of December 31, 2001 and 2000, the preferred stock has one series authorized, 500,000 shares of Series A cumulative redeemable convertible preferred stock ("Series A"), and an additional 1,500,000 shares of preferred stock has been authorized, but the rights, preferences, privileges and restrictions on these shares has not been determined. DPC's Board of Directors is authorized to create new series of preferred stock and fix the number of shares as well as the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock. As of December 31, 2001 and 2000, there were no shares issued or outstanding.

10. NOTE RECEIVABLE - STOCKHOLDER:
    -----------------------------

     At December 31, 1999, the Company had a note receivable in the amount of $52,000 due from a former employee received in consideration for the exercise of stock options. The note had an interest rate of 5% and was paid in full in February 2000.

11. COMMON STOCK:
    ------------

     In September 2001, the Company executed a securities purchase agreement with Telkoor Telecom, Ltd. (Telkoor) for cash proceeds of $1,250,000 in exchange for the purchase of 1,250,000 shares of common stock and the issuance of 900,000 warrants to purchase common stock at an exercise price of $1.25 per share and an additional 1,000,000 warrants to purchase common stock at an exercise price of $1.50 per share. The warrants vest immediately and expire during the year ended December 31, 2003. In addition, the Company's Board of Directors will appoint a number of individuals recommended by Telkoor necessary to constitute a majority of the Board and the then current president and CEO, Robert Smith, resigned as president with an individual selected by Telkoor appointed to the position of president and CEO.

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



12. STOCK OPTIONS AND WARRANTS:
    --------------------------

     Stock Options - In May 1996, the Company adopted the 1996 Stock Option Plan covering 513,000 shares. Under the plan, the Company can issue either incentive or non-statutory stock options. The price of the options granted pursuant to the plan will not be less than 100% of the fair market value of the shares on the date of grant. The compensation committee of the Board of Directors will decide the vesting period of the options, if any, and no option will be exercisable after ten years from the date granted.

     In February 1998, the Company adopted the 1998 Stock Option Plan covering 240,000 shares of common stock. Under the plan, the Company can issue either incentive or non-qualified stock options. The exercise price of the options granted pursuant to the plan will not be less than 100% of the quoted market value of the shares on the grant date. The compensation committee of the Board of Directors will determine the vesting period of the options, if any, and no options will be exercisable after ten years from the date of grant.

     During the year ended December 31, 1999, the Company granted options for the purchase of 11,900 shares of the Company's common stock under the 1998 Stock Option Plan to certain employees. The exercise prices of the options range from $1.5625 to $1.8750 per share, which was equal to the quoted market value on the date of grant. The options vest over 5 years at 25% per year starting in the second year.

     In April 2000, the Company adopted the 2000 Stock Option Plan covering 500,000 shares of common stock. Under the plan, the Company can issue either incentive or non-qualified stock options. The exercise price of the options granted pursuant to the plan will not be less than 100% of the quoted market value of the shares on the grant date. The compensation committee of the Board of Directors will determine the vesting period of the options, if any, and no options will be exercisable after ten years from the date of grant.

     During the years ended December 31, 2001, 2000, and 1999, the Company issued in each year non-qualified options for the purchase of 100,000 shares of the Company's common stock to Mr. Robert Smith who was the president of the Company until his resignation on November 13, 2001, in accordance with his employment agreement. The exercise prices of $1.63, $1.56, and $1.88 per share were equal to the quoted market value on the date of grant for the year ended 2001, 2000, and 1999, respectively. Such options vested immediately and expire beginning in 2009.

     During the year ended December 31, 2001, the Company granted options for the purchase of 200,000 shares of the Company's common stock to David Amitai, CEO and President, and 200,000 shares of the Company's common stock to Ben Zion Diamant, Chairman of the Board. The exercise price of $0.70 per share was equal to the quoted market value on the date of grant. Such options vest over 2 years at 50% per year starting in the second year.

     During each of the years ended December 31, 2001, 2000, and 1999, the Company granted non-qualified options under the 1998 plan & 2000 plan for the purchase of 30,000 shares of the Company's common stock to outside directors. The exercise prices range from $0.70 to $2.38 per share were equal to the quoted value on the date of grant. The options vest after one year and begin expiring in 2009.

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     During the year ended December 31, 2001, the Company granted options for the purchase of 136,000 shares of the Company's common stock under the 2000 Stock Option Plan to certain employees. The exercise prices range from $0.70 to $1.18 per share were equal to the quoted market value on the date of grant. The options vest over 4 or 5 years at 25% per year starting in the second year.

     During the year ended December 31, 2000, the Company granted options for the purchase of 117,500 shares of the Company's common stock under the 1996 Stock Option Plan to certain employees. The exercise price of $2.38 per share was equal to the quoted market value on the date of grant. The options vest over 5 years at 25% per year starting in the second year.

     During the year ended December 31, 2000, the Company granted options for the purchase of 57,500 shares of the Company's common stock under the 1998 Stock Option Plan to certain employees. The exercise price of $2.38 per share was equal to the quoted market value on the date of grant. The options vest over 5 years at 25% per year starting in the second year.

     During the year ended December 31, 2000, the Company granted options for the purchase of 53,000 shares of the Company's common stock under the 2000 Stock Option Plan to certain employees. The exercise price of the options ranges from $2.38 to $3.88 per share were equal to the quoted market value on the date of grant. The options vest over 5 years at 25% per year starting in the second year.

     During the year ended December 31, 1999, the Company granted options for the purchase of 70,000 shares of the Company's common stock under the 1996 Stock Options Plan to certain employees. The exercise prices range from $1.69 to $2.00 per share, which was equal to the fair market value on the date of grant. The options vest over 5 years at 25% per year starting in the second year.

     The following table sets forth activity for all options:

                                                                   WEIGHTED
                                             NUMBER OF         AVERAGE EXERCISE
                                               SHARES          PRICE PER SHARE
                                        -------------------  -------------------
      OUTSTANDING,  January 1, 1999          1,065,930         $      2.19
               Granted                         211,900                1.90
               Forfeited                      (194,200)               2.42
                                        -----------------    ------------------

      OUTSTANDING,  December 31, 1999        1,083,630                2.09
               Granted                         366,000                2.16
               Forfeited                       (26,665)               3.31
               Exercised                      (484,245)               1.56
                                        -----------------    ------------------

      OUTSTANDING,  December 31, 2000          938,720                2.39
               Granted                         691,000                0.90
               Forfeited                       (86,625)               2.10
                                        -----------------    ------------------

      OUTSTANDING,  December 31, 2001        1,543,095                1.74
                                        ================     ==================

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     At December 31, 2001, options to purchase 40,000 shares, with a weighted average exercise price of $6.06, were exercisable at prices ranging from $6.00 to $6.25 per share. These options have a weighted average contractual life of 6.25 years.

     At December 31, 2001, options to purchase 729,296 shares, respectively, were exercisable with exercise prices ranging from $1.56 to $3.88 per share, a weighted average exercise price of $2.05, and a weighted average remaining contractual life of 7.45 years. The remaining unvested options of 773,799 have exercise prices ranging from $.70 to $1.18, a weighted average contractual life of 9.76 years, and are exercisable as follows:

                                                             WEIGHTED AVERAGE
                                         NUMBER OF            EXERCISE PRICE
      YEAR ENDING DECEMBER 31,             SHARES
      ------------------------      ---------------------  ---------------------
              2002                         122,337             $    1.77
              2003                         330,962                  1.17
              2004                         279,000                  1.02
              2005                          31,500                  0.81
              2006                          10,000                  0.70
                                    ----------------         ----------------
                                           773,799             $    1.19
                                    ================         ================

     If not previously exercised the outstanding options will expire as follows:


                                         NUMBER OF           WEIGHTED AVERAGE
      YEAR ENDING DECEMBER 31,             SHARES             EXERCISE PRICE
      ------------------------      ---------------------  ---------------------
             2003                           30,500             $    1.80
             2006                           78,250                  1.80
             2007                          105,500                  2.31
             2008                          317,845                  2.78
             2009                          100,000                  1.95
             2010                          245,000                  2.39
             2011                          666,000                  0.87
                                    ----------------         ----------------
                                         1,543,095             $    1.74
                                    ================         ================

     Warrants -In December 1996, in connection with the initial public offering, the Company granted warrants for the purchase of 150,000 shares of the Company's common stock. The exercise prices of the warrants range from $4.80 to $5.00 per share. The warrants vested immediately and expired in 2001.

     During March 1997, the Company granted warrants for the purchase of 15,000 shares of the Company's common stock in connection with investor related services provided to the Company. The warrants have an exercise price of $6.75 per share, vested immediately and expire in 2002.

     In January 1998, the Company issued warrants to purchase 30,000 shares of the Company's common stock in connection with investor related services provided to the Company. The warrants have an exercise price of $7.00 per share, vested immediately and expired in 2001.

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     In October 2000, the Company issued warrants to purchase 60,000 shares of common stock at $3.88 per share to an investor relations firm for services provided. Compensation expense of $117,555 was recognized upon issuance of the warrants. The warrants are immediately exercisable and expired in October 2001.

     See footnote 11 for additional warrants issued during the year ended December 31, 2001.

     The following sets forth the activity for all warrants:


                                             NUMBER OF         AVERAGE EXERCISE
                                               SHARES          PRICE PER SHARE
                                        -------------------  -------------------
      OUTSTANDING, January 1, 1999              838,090          $   5.09
              Expired                          (643,090)             5.00
                                          ----------------     --------------
      OUTSTANDING, December 31, 1999            195,000              5.38
              Granted                            60,000              3.88
                                          ----------------      --------------
      OUTSTANDING, December 31, 2000            255,000              5.03
              Granted                         1,900,000              1.43
              Expired                          (240,000)             4.92
                                          ----------------    ----------------
      OUTSTANDING, December 31, 2001          1,915,000         $    1.42
                                          ================    ================

     As stated in Note 2, the Company has not adopted the fair value accounting prescribed by FASB123 for employees. Had compensation cost for stock options or warrants issued to employees been determined based on the fair value at grant date for awards in 2001, 2000, and 1999, consistent with the provisions of FASB123, the Company's net income (loss) and net income
     (loss) per share would have been reduced to the proforma amounts indicated below:

                                           2001                    2000                     1999
                                  ---------------------    --------------------     --------------------

      Net loss                        $  (7,413,887)           $    (158,079)           $    (320,445)
                                    ================         ================         ================
      Net loss per common share:
          Basic and diluted           $       (2.18)           $       (0.05)           $       (0.12)
                                    ================         ================         ================


     The fair value of each option or warrant was estimated on the date of grant using the Black-Scholes option pricing model using the following assumptions for grants in 2001, 2000, and 1999: average risk-free interest rates ranging from 4.23% to 5.6%, expected life of five years for 2001 and 2000 and an expected life of two years for 1999, dividend yield of 0%; and expected volatility ranging from 55.0% to 125.9%. The weighted-average fair value of the options on the grant date for the years ended December 31, 2001, 2000, and 1999 was $0.70, $0.94, and $2.09 per share, respectively.

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



13. NET INCOME (LOSS) PER COMMON SHARE:
    ----------------------------------
     The following represents the calculation of net income (loss) per common share:

                                                                           2001              2000               1999
                                                                    -----------------  -----------------  ----------------
         BASIC
         Net income (loss) applicable to common shareholders          $   (7,040,720)    $      95,167      $     33,427
                                                                    =================  ================   ===============

         Weighted average number of common shares                          3,407,930         2,939,034         2,771,435
                                                                    =================  ================   ===============

         Basic earnings (loss) per share                              $        (2.07)    $        0.03      $       0.01
                                                                    =================  ================   ===============

         DILUTED
         Net income (loss) applicable to common shareholders          $   (7,040,720)    $      95,167      $     33,427
                                                                    =================  ================   ===============

         Weighted average number of common shares                          3,407,930         2,939,034         2,771,435

         Common stock equivalent shares representing shares
           issuable upon exercise of stock options                     Anti-dilutive           336,349            61,447
         Weighted average number of shares used in calculation of
           diluted earnings per share                                      3,407,930         3,275,383         2,832,882
                                                                    -----------------  ----------------   ---------------

         Diluted earnings (loss) per share                            $        (2.07)    $        0.03     $        0.01
                                                                    =================  ================   ===============



14. COMMITMENTS:
    -----------

     LEASES - The Company leases its office space in California, a manufacturing facility in Guadalajara, Mexico, and the facility and certain equipment in the UK under operating leases. The total future minimum lease payments, as of December 31, 2001, are as follows:

      YEARS ENDING DECEMBER 31,
      -------------------------
                2002                          $     327,440
                2003                                287,760
                2004                                304,312
                2006                                310,012
                2006                                132,362
                                            ----------------
                                              $   1,361,886
                                            ================

     Lease payments on the manufacturing facility in Mexico are to be made in Mexican Pesos. Lease payments on the facility and equipment in the UK are to be made in GB pound-sterling. The above schedule was prepared using the conversion rates in effect at December 31, 2001. Changes in the conversion rate will have an impact on the Company's required minimum payments and its operating results.

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Rent expense was $350,152, $172,560, and $253,530 for the years ended December 31, 2001, 2000, and 1999, respectively.

     Termination Of Employment Agreement/Entering Consulting Agreement - The Company entered into a Termination of Employment Agreement/Entering Consulting Agreement on November 13, 2001 with Robert O. Smith. This
     Consulting Agreement will continue in effect for a period of three (3) years unless terminated or extended upon mutual agreement. Under the terms of the agreement, Mr. Smith agrees to assist the Company in managing its power supply business and related projects. The agreement requires payment of $l00,000 per annum, at the end of each calendar year or pro rated by month. At December 31, 2001, the Company has $15,000 accrued under this agreement. Mr. Smith is entitled to receive options to acquire l00,000 shares of Digital Power's common stock on an annual basis beginning on January l, 2002 pursuant to Digital Power's stock option plan at an exercise price of $3.00 per share. Mr. Smith has the opportunity to sell to Telkoor Telecom, Ltd up to 50% of the common stock held by him, but under no circumstances more than 5% of the issued and outstanding common stock of the Company on a fully diluted basis as of the date of the sale.

15. MAJOR CUSTOMERS:
    ---------------

     The Company frequently sells large quantities of inventory to its customers. For the year ended December 31, 2001, two customers accounted for 36% of the Company's net sales. For the year ended December 31, 2000 and 1999, three customers accounted for 29% of the Company's net sales and two customers accounted for 11% of the Company's net sales, respectively. Of the Company's consolidated revenues for the year ended December 31, 2001, 63% of revenues were earned from customers in the United States, 30% from customers in the United Kingdom, and 7% for the rest of the world. Consolidated revenues for the year ended December 31, 2000 were earned 70% from customers in the United States, 21% from customers in the United Kingdom, and 9% for the rest of the world. Consolidated revenues for the year ended December 31, 1999 were earned 59% from customers in the United States, 29% from customers in the United Kingdom, and 12% for the rest of the world

     For the year ended December 31, 2001, 2000, and 1999, DPL contributed 37%, 29%, and 42%, respectively, of the Company's revenues. No one customer of DPL contributed greater than 10% of the Company's consolidated revenues for the years ended December 31, 2001, 2000, and 1999.



16. EMPLOYEE BENEFIT PLANS:
    ----------------------

     401(K) PROFIT SHARING PLAN - The Company has a 401(k) profit sharing plan (the "Plan") covering substantially all employees of DPC. Eligible employees may make voluntary contributions to the Plan, which are matched by the Company at a rate of $.25 for each $1.00 contributed, up to a maximum of six percent of eligible compensation. The Company can also make discretionary contributions. The Company made matching contributions to the Plan of $12,238, $12,665, and $11,400 for years ended December 31, 2001,
     2000, and 1999, respectively.

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Company's subsidiary DPL, has a group personal pension plan covering substantially all of its employees. Eligible employees may make voluntary contributions to the plan. The Company will contribute 7% of the employees' basic annual salary to the plan. Contributions are charged to operations as incurred. The Company made contributions totaling $55,334, $66,908, and $71,400 to the plan for the years ended December 31, 2001, 2000, and 1999, respectively.

     EMPLOYEE STOCK OWNERSHIP PLAN - The Company also has an employee stock ownership plan (the "ESOP") covering substantially all employees of DPC. The Company can make discretionary contributions of cash or company stock (as defined in the ESOP plan document) up to deductible limits prescribed by the Internal Revenue Code.

     Effective June 13, 1996, the ESOP obtained a $500,000, loan guaranteed by the Company for the purpose of acquiring common stock of the Company from existing stockholders. The loan bore interest at 8.5% per annum and required monthly payments of principal and interest of $8,852 through June 2000. Immediately upon funding of the loan, the ESOP purchased approximately 167,504 shares of the Company's common stock from existing stockholders. The Company was required to contribute amounts to the plan to sufficiently cover the debt payments. Contributions to the plan in 1999 were $184,919.

17. INCOME TAXES:
    ------------

     Income tax expense (benefit)is comprised of the following:

                                    FOR THE YEARS ENDED
                                        DECEMBER 31,
                     -----------------------------------------------------------
                              2001               2000              1999
                       -----------------  -----------------  -----------------
      Current
          Federal        $         -        $    60,000        $   (28,000)
          State                  800             21,000              1,000
          Foreign            (36,506)            23,000            143,000
                       -----------------  -----------------  -----------------
                             (35,706)           104,000            116,000
                       -----------------  -----------------  -----------------

      Deferred
          Federal            299,995                  -              2,000
          State               50,528                  -              5,000
          Foreign            (15,934)                 -                  -
                       -----------------  -----------------  -----------------
                             334,589                  -              7,000
                       -----------------  -----------------  -----------------

                         $   298,883          $ 104,000        $   123,000
                       =================  =================  =================

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The components of the net deferred tax asset and liability recognized are as follows:

                                                                                   DECEMBER 31,
                                                                   --------------------------------------------
                                                                          2001                    2000
                                                                   --------------------   ---------------------
      Current deferred tax assets (liabilities):
          Accounts receivable, principally due to allowance for
               doubtful accounts                                     $      148,518          $      92,723
          Compensated absences, principally due to accrual for
               financial reporting purposes                                  21,422                 30,317
          Accrued commissions                                                28,326                  2,267
          Accrued payroll                                                    10,035                      -
          Accrued severance                                                 203,911                      -
          Inventory reserve                                               1,190,035                204,714
          Warranty reserve                                                   64,764                100,350
          Stock rotation liability                                           20,070                 20,070
          UNICAP                                                             28,546                 16,104
          Accrued liabilities                                                66,065                      -
          Other                                                                (272)               (16,758)
                                                                   --------------------   ---------------------
                                                                          1,781,420                449,787
               Valuation allowance                                       (1,781,420)              (115,750)
                                                                   --------------------   ---------------------
               Net current deferred tax asset                        $            -         $      334,037
                                                                   ====================   =====================
      Long-term deferred tax assets (liabilities):
          Net operating loss carryforwards                           $    1,935,548         $       36,300
          UNICAP credit carryforward                                         74,167                      -
          Goodwill                                                          505,188                127,290
          Depreciation                                                       56,618                 24,142
                                                                   --------------------   ---------------------
                                                                          2,571,521                187,732
                           Valuation allowance                           (2,571,521)              (187,732)
                                                                   --------------------   ---------------------
                           Net long-term deferred tax liability      $            -         $            -
                                                                   ====================   =====================

     Total income tax expense differed from the amounts computed by applying the U.S. federal statutory tax rates to pre-tax income as follows:

                                                                                      For the Years Ended
                                                                                         DECEMBER 31
                                                                   -----------------------------------------------------
                                                                        2001               2000               1999
                                                                   ----------------   ---------------    ---------------
      Total expense computed by applying the U.S. statutory rate
                                                                       (34.0%)             34.0%              34.0%
      Permanent differences                                             (0.1)               5.1                2.3
      State income taxes                                                 0.2               10.9                3.8
      Tax effect resulting from foreign activities                       8.0             (101.0)              41.5
      Change in valuation allowance                                     (5.3)             105.2                0.0
      Change in beginning deferred asset                                35.6                0.0                0.0
      Other                                                              0.0                0.3                0.0
                                                                   ----------------   ---------------    ---------------
                                                                         4.4%              54.5%              81.6%
                                                                   ================   ===============    ===============


                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The Company will continue to assess the realizability of the deferred tax assets in future periods. The valuation allowance increased by $4,049,459 during the year ended December 31, 2001. During March 2001, the Company fully valued the deferred tax asset recorded at December 31, 2000 of $350,523 due to the uncertainty of the Company's ability to recognize the benefit of the deferred tax asset in the future. The valuation allowance increased by $212,559 during the year ended December 31, 2000.

     At December 31, 2001, the Company has net operating loss carryforwards for Federal tax purposes of approximately $3,599,674 which begin to expire in the year 2020. The Company has California net operating loss carryforwards as of December 31, 2001 of $1,854,876 which expire through 2011. As a result of certain non-qualified stock options, which have been exercised, the tax benefit from the utilization of the net operating loss carryforward will be charged to additional-paid in capital when, and if, the losses are utilized. The net operating loss may be subject to Internal Revenue Code
     Section 382 limitations.

     No provision has been made for U.S. Federal and state income taxes or foreign taxes that may result from future remittance of the undistributed earnings of foreign subsidiaries because it is expected that such earnings will be reinvested overseas indefinitely. Determination of the amount of any unrecognized deferred income tax liability on these unremitted earnings is not practicable.

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18. SEGMENT REPORTING:
    -----------------

     The Company has identified its segments based upon its geographic operations. These segments are represented by each of the Company's individual legal entities: DPC, PD and DPL. Segment operations are measured consistent with accounting policies used in these consolidated financial statements. Segment information is as follows:

                                                                     December 31, 2001
                                                                    -------------------
                                     DPC                 PD                DPL            Eliminations          Totals
                              ------------------  -----------------  -----------------  ------------------ ------------------

      Revenues                  $    6,475,533      $           -      $   3,854,324      $            -     $   10,329,857
                              ==================  =================  =================  ================== ==================
      Intersegment
        Revenues                $            -      $     778,450      $     599,848      $   (1,378,298)    $            -
                              ==================  =================  =================  ================== ==================

      Interest Income           $       24,350      $         310      $      12,519      $      (24,350)    $       12,829
                              ==================  =================  =================  ================== ==================

      Interest Expense          $       56,874      $           -      $      30,937      $      (24,350)    $       63,461
                              ==================  =================  =================  ================== ==================
      Depreciation and
        Amortization            $      196,555      $     139,526      $     114,671      $            -     $      450,752
                              ==================  =================  =================  ================== ==================

      Income Tax                $      350,523      $      11,356      $     (62,996)     $            -     $      298,883
                              ==================  =================  =================  ================== ==================

      Net Income(loss)          $   (5,360,730)     $  (1,596,321)     $    (207,140)     $      123,471     $   (7,040,720)
                              ==================  =================  =================  ================== ==================
      Expenditures for
        Segment Assets          $      104,257      $       5,424      $      23,600      $            -     $      133,281
                              ==================  =================  =================  ================== ==================

      Segment Assets            $    6,833,699      $     409,601      $   2,562,562      $   (3,292,803)    $    6,513,059
                              ==================  =================  =================  ================== ==================

                   DIGITAL POWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                     December 31, 2000
                                                                    -------------------
                                     DPC                 PD                DPL            Eliminations          Totals
                              ------------------  -----------------  -----------------  ------------------ ------------------

      Revenues                  $   12,721,567      $      15,302      $   5,145,861      $            -     $   17,882,730
                              ==================  =================  =================  ================== ==================
      Intersegment Revenues
                                $            -      $   3,026,933      $     483,394      $   (3,510,327)    $            -
                              ==================  =================  =================  ================== ==================

      Interest Income           $       63,010      $       1,742      $       5,711      $      (40,543)    $       29,920
                              ==================  =================  =================  ================== ==================

      Interest Expense          $       79,997      $       2,021      $      49,517      $      (40,543)    $       90,992
                              ==================  =================  =================  ================== ==================
      Depreciation and
        Amortization            $      303,890      $      54,346      $     117,751      $            -     $      475,987
                              ==================  =================  =================  ================== ==================
      Income Tax Expense
                                $       80,000      $           -      $      24,000      $            -     $      104,000
                              ==================  =================  =================  ================== ==================

      Net Income                $     (525,919)     $     179,333      $     441,753      $            -     $       95,167
                              ==================  =================  =================  ================== ==================
      Expenditures for
        Segment Assets          $      133,972      $      19,517      $      65,425      $            -     $      218,914
                              ==================  =================  =================  ================== ==================

      Segment Assets            $   10,674,886      $     180,624      $   2,631,015      $   (1,321,475)    $   12,165,050
                              ==================  =================  =================  ================== ==================

                                                                      December 31, 1999
                                                                     -------------------
                                     DPC                 PD                DPL            Eliminations          Totals
                              ------------------  -----------------  -----------------  ------------------ ------------------
      Revenues                  $    9,085,554      $      19,989      $   6,428,475      $            -     $   15,354,018
                              ==================  =================  =================  ================== ==================
      Intersegment Revenues
                                $            -      $   2,150,000      $     221,138      $   (2,371,138)    $            -
                              ==================  =================  =================  ================== ==================

      Interest Income           $      128,106      $       3,806      $      12,936      $     (113,913)    $       30,935
                              ==================  =================  =================  ================== ==================

      Interest Expense          $      130,173      $       7,098      $     154,985      $     (113,913)    $      178,343
                              ==================  =================  =================  ================== ==================
      Depreciation and
        Amortization            $      161,490      $      49,357      $     289,844      $            -     $      500,691
                              ==================  =================  =================  ================== ==================
      Income Tax Expense        $      (20,000)     $           -      $     143,000      $            -     $      123,000
                              ==================  =================  =================  ================== ==================
      Net Income                $      (67,081)     $     (70,437)     $     170,945      $            -     $       33,427
                              ==================  =================  =================  ================== ==================
      Expenditures for
        Segment Assets          $       42,282      $      51,686      $      93,794      $            -     $      187,762
                              ==================  =================  =================  ================== ==================
      Segment Assets            $    9,251,925      $     829,095      $   4,924,991      $   (3,845,178)    $   11,160,833
                              ==================  =================  =================  ================== ==================

                            SUPPLEMENTAL INFORMATION

                          INDEPENDENT AUDITOR'S REPORT
                           ON SUPPLEMENTAL INFORMATION

                                                                            PAGE
                                                                            ----

Independent Auditor's Report on Supplemental Information....................F-27

Schedule 1 - Balance Sheets, Digital Power Corporation - Parent
 Company Only, Equity Basis - December 31, 2001 and 2000....................F-28

Schedule 2 - Statements of Operations, Digital Power Corporation -
 Parent Company Only, Equity Basis - For the Years Ended
 December 31, 2001, 2000 and 1999 ..........................................F-29

Schedule 3 -Statements of Cash Flows, Digital Power Corporation -
 Parent Company Only, Equity Basis - For the Years Ended
 December 31, 2001, 2000 and 1999...........................................F-30

Supplemental Schedules of Consolidated Company Expenses
      Schedule 4 - Consolidated details of Cost of Goods Sold -
          For the Years Ended December 31, 2001, 2000 and 1999..............F-32
      Schedule 5 - Consolidated details of Marketing and Selling  -
          For the Years Ended December 31, 2001, 2000 and 1999..............F-34
      Schedule 6 -Consolidated details of General and Administrative -
          For the Years Ended December 31, 2001, 2000 and 1999..............F-35
      Schedule 7 -Consolidated details of Intercompany Income -
          For the Years Ended December 31, 2001, 2000 and 1999..............F-36

                          INDEPENDENT AUDITOR'S REPORT
                          ON SUPPLEMENTAL INFORMATION

To the Stockholders and Board of Directors
Digital Power Corporation and Subsidiaries
Fremont, California


Our report on our audits of the basic financial statements of Digital Power Corporation and subsidiaries for the years ended December 31, 2001 and 2000 appears on page F-2. The audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information contained in Schedules 1 through 7 is presented for the purposes of additional analysis for the Company's majority shareholder, Telkoor Telecom Ltd, for their filing under the Israeli Securities Regulations (preparation of Annual Financial Statements), of 1933 and are not a required part of the basic financial statements. Such information has been subjected to the auditing standards generally accepted in the United States of America and International Auditing Standards as applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/S/ Hein + Associates LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants


Orange, California
February 19, 2002

                            DIGITAL POWER CORPORATION
                      (PARENT COMPANY ONLY - EQUITY BASIS)
                                   SCHEDULE 1
                                 BALANCE SHEETS

                                                                           DECEMBER 31,             DECEMBER 31,
                                                                               2001                     2000
                                                                      ----------------------  ------------------------
                             ASSETS
                             ------
CURRENT ASSETS:
     Cash and cash equivalents                                             $   1,059,790           $     483,513
     Accounts receivable - trade, net of allowance for doubtful accounts of $370,000 and $231,000 at December 31, 2001 and
      2000, respectively                                                         998,746               1,843,122
     Income tax refund receivable                                                      -                 179,200
     Inventories, net                                                          1,204,634               3,896,705
     Prepaid expenses and deposits                                                43,591                 208,275
     Deferred income taxes                                                             -                 350,523
                                                                          ----------------        ----------------
         Total current assets                                                  3,306,761               6,961,338

PROPERTY AND EQUIPMENT, net                                                      216,225                 260,731
INVESTMENT IN AND ADVANCES TO PODER DIGITAL  (1)                                  65,249                 190,317
INVESTMENT IN AND ADVANCES TO DIGITAL POWER LIMITED (2)                        1,347,121               3,617,294
OTHER ASSETS                                                                      17,910                  17,910
                                                                          ----------------        ----------------
                                                                           $   4,953,266           $  11,047,590
                                                                          ================        ================
TOTAL ASSETS
                                          LIABILITIES AND STOCKHOLDERS' EQUITY
                                          ------------------------------------
CURRENT LIABILITIES:
     Notes payable                                                               652,261                 400,000
     Accounts payable                                                          1,112,217               1,462,944
     Accrued liabilities                                                         503,378                 643,372
                                                                          ----------------        ----------------
         Total liabilities                                                     2,267,856               2,506,316
                                                                          ----------------        ----------------
STOCKHOLDERS' EQUITY:
     Preferred stock issuable in series, no par value, 2,000,000 shares authorized, no shares issued or outstanding at
         December 31, 2001 or 2000                                                     -                       -
     Common stock, no par value, 10,000,000 shares authorized,
         4,510,680 and 3,260,680 shares issued and outstanding for
         December 31, 2001 and 2000, respectively                             11,036,251               9,786,251
     Additional paid in capital                                                  733,256                 733,256
     Accumulated deficit                                                      (8,771,654)             (1,730,934)
     Accumulated other comprehensive loss                                       (312,443)               (247,299)
                                                                          ----------------        ----------------
         Total stockholders' equity                                            2,685,410               8,541,274
                                                                          ----------------        ----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $   4,953,266           $  11,047,590
                                                                          ================        ================

(1)  Investment in Poder Digital  includes capital stock and additional paid in capital of $1,016,175 at December 31, 2001 and 2000.
     In addition, the investment includes incompany advances (liabilities) of $1,289,642 and ($702,178), retained earnings (deficit)
     of ($2,240,568) and ($109,718) and other comprehensive loss related to the translation adjustment of $0 and ($13,962) at
     December 31, 2001 and 2000, respectively.

(2)  Investment in Digital Power Limited includes capital stock and additional paid in capital of $1,119,051 at December 31, 2001 and 2000. In addition, the investment includes incompany accounts receivable of $309,822 and $184,543, a long-term interest bearing note receivable of $1,160,647 and $2,251,589, retained earnings (deficit) of ($929,956) and $295,448 and other comprehensive loss related to the translation adjustments of ($312,443) and ($233,337) at December 31, 2001 and 2000,
     respectively.

/s/ David Amitai                                                        3/30/02
----------------------------------------------------------------  --------------------------------------------------------
DAVID AMITAI, PRESIDENT AND CEO                                   DATE


                            DIGITAL POWER CORPORATION
                      (PARENT COMPANY ONLY - EQUITY BASIS)
                                   SCHEDULE 2
                             STATEMENTS OF OPERATION

                                                                                   FOR THE YEARS ENDED
                                                                                       DECEMBER 31,
                                                                  -------------------------------------------------------
                                                                         2001               2000               1999
                                                                  -----------------  -----------------  -----------------

REVENUES                                                           $   6,475,533       $  12,721,567     $   9,085,554
COST OF GOODS SOLD                                                     7,155,132          10,043,846         7,313,704
                                                                  ----------------    ----------------  ----------------

     Gross margin (loss)                                                (679,599)          2,677,721         1,771,850
                                                                  ----------------    ----------------  ----------------

OPERATING EXPENSES:
     Research and development                                            825,787             928,348           674,566
     Marketing and selling                                               407,445             638,573           347,589
     General and administrative                                        1,364,380           1,105,805           834,709
                                                                  ----------------    ----------------  ----------------

         Total operating expenses                                      2,597,612           2,672,726         1,856,864
                                                                  ----------------    ----------------  ----------------

INCOME (LOSS) FROM OPERATIONS                                         (3,277,211)              4,995           (85,014)
                                                                  ----------------    ----------------  ----------------

OTHER INCOME (EXPENSE):
     Interest income                                                      24,350              63,010           128,106
     Interest expense                                                    (56,874)            (79,997)         (130,173)
     Gain (loss) on disposal of assets                                   (24,208)                  -                 -
                                                                  ----------------    ----------------  ----------------
         Other (expense)                                                 (56,732)            (16,987)           (2,067)
                                                                  ----------------    ----------------  ----------------

INCOME (LOSS) BEFORE INTEREST IN SUBSIDARIES AND INCOME TAXES
                                                                      (3,333,943)            (11,992)          (87,081)

INCOME TAX PROVISION (BENEFIT)                                           350,523              80,000           (20,000)
                                                                  ----------------    ----------------  ----------------

INCOME (LOSS) BEFORE EQUITY IN EARNINGS OF SUBSIDARIES                (3,684,466)            (91,992)          (67,081)

EQUITY IN EARNINGS OF PODER DIGITAL                                   (2,130,850)            179,333           (70,437)
EQUITY IN EARNINGS OF DIGITAL POWER LIMITED                           (1,225,404)              7,826           170,945
                                                                  ----------------    ----------------  ----------------

NET INCOME (LOSS)                                                  $  (7,040,720)      $      95,167     $      33,427
                                                                  ================    ================  ================


                            DIGITAL POWER CORPORATION
                      (PARENT COMPANY ONLY - EQUITY BASIS)
                                   SCHEDULE 3
                            STATEMENTS OF CASH FLOWS

                                                                                     FOR THE YEARS ENDED
                                                                                         DECEMBER 31,
                                                                  -----------------------------------------------------------
                                                                         2001              2000                1999
                                                                  -----------------  -----------------  -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                               $  (7,040,720)      $     95,167      $      33,427
     Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
        Equity in earnings of Poder Digital S.A de C.V                   2,130,850           (179,333)            70,437
        Equity in earnings of Digital Power Limited                      1,225,404             (7,826)          (170,945)
        Depreciation and amortization                                      124,555            159,890            161,490
        (Gain) loss on disposal of assets                                   24,208                  -                  -
        Deferred income taxes                                              350,523                (22)             8,499
        Warranty expense                                                   (88,655)            55,000           (110,000)
        Increase in provision for inventory obsolescence and
           excess                                                        2,454,710                  -             30,000
        Contribution to ESOP                                                     -                  -            184,919
        Bad debt expense                                                   139,000             21,000            (75,000)
        Compensation cost recognized upon issuance of warrants
                                                                                 -            117,555                  -
        Income tax benefit related to exercise of stock options
                                                                                 -            101,397                  -
        Stock issued for services                                                              19,375                  -
     Changes in operating assets and liabilities:
        Accounts receivable                                                705,376           (485,733)           383,265
        Income tax refund receivable                                       179,200           (108,212)           321,658
        Inventories                                                        237,361           (949,613)           241,206
        Prepaid expenses                                                   164,683           (151,585)            17,945
        Net change in subsidiaries receivable (payable)                 (1,026,157)           314,614            (83,459)
        Other assets                                                             -             (8,835)             2,408
        Accounts payable                                                  (350,703)           721,422            275,701
        Accrued liabilities                                                (51,362)            55,899           (464,165)
        Other long-term liabilities                                              -            (25,000)           (10,043)
                                                                    ----------------   ----------------   ----------------
              Net cash provided by (used in) operating activities
                                                                          (821,727)          (254,840)           817,343
                                                                    ----------------   ----------------   ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                   (104,257)          (133,972)           (42,282)
                                                                    ----------------   ----------------   ----------------
              Net cash (used in) investing activities                     (104,257)          (133,972)           (42,282)
                                                                    ----------------   ----------------   ----------------

                            DIGITAL POWER CORPORATION
                      (PARENT COMPANY ONLY - EQUITY BASIS)
                                   SCHEDULE 3
                             STATEMENT OF CASH FLOWS
                                   (Continued)


                                                                                    FOR THE YEARS ENDED
                                                                                         DECEMBER 31,
                                                                  -----------------------------------------------------------
                                                                         2001               2000               1999
                                                                  -----------------  -----------------  -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from exercise of stock options and warrants                           -           754,197                  -
   Proceeds received (payments made) on notes payable                       252,261          (540,000)          (650,000)
   Principal payments on capital lease obligations                                -                 -             (6,094)
   Principal payments on notes payable                                            -                 -           (184,919)
   Investment from Telkoor Telecom, Ltd.                                  1,250,000                 -                  -
                                                                    ----------------   ----------------   ----------------
     Net cash provided by financing activities                            1,502,261           214,197           (841,013)
                                                                    ----------------   ----------------   ----------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                     576,277          (174,615)           (65,952)

CASH AND CASH EQUIVALENTS, beginning of period                              483,513           658,128            724,080
                                                                    ----------------   ----------------   ----------------

CASH AND CASH EQUIVALENTS, end of period                               $  1,059,790       $   483,513        $   658,128
                                                                    ================   ================   ================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash payments for:
     Interest                                                          $    56,874        $    81,637        $   120,129
                                                                    ================   ================   ================
     Income taxes                                                      $         -        $   180,000        $         -
                                                                    ================   ================   ================

                            DIGITAL POWER CORPORATION
             SUPPLEMENTAL SCHEDULES OF CONSOLIDATED COMPANY EXPENSES


SCHEDULE 4 - COST OF GOODS SOLD:
-------------------------------
                                                                 FOR THE YEAR ENDED DECEMBER 31, 2001
                                           DPC                 DPL                PD             Eliminations       Consolidated
                                    ------------------  ------------------  ----------------   -----------------  ------------------
   Materials consumed                 $    5,593,586      $    3,241,585      $          -       $           -      $    8,835,171
   Labor                                   1,397,591             508,023         2,966,709          (1,384,298)          3,488,025
   Contracted labor                               64              54,705                 -                   -              54,769
   Depreciation                               37,365                   -            49,708                   -              87,073
   Other manufacturing costs                 464,737                   -               944                   -             465,681
   Changes in finished goods and
     work-in-process                        (338,211)           (652,523)                -                   -            (990,734)
                                    ------------------  ------------------  ----------------    ----------------   -----------------

                                      $    7,155,132      $    3,151,790      $  3,017,361        $ (1,384,298)   $     11,939,985
                                    ==================  ==================  ================    ================   =================


                                                                 FOR THE YEAR ENDED DECEMBER 31, 2000
                                           DPC                 DPL                PD             Eliminations       Consolidated
                                    ------------------  ------------------  ----------------   -----------------  ------------------
   Materials consumed                 $    5,651,520      $    3,796,660      $          -       $    (483,394)     $    8,964,786
   Labor                                   3,669,294             637,879         2,554,990          (3,026,933)          3,835,230
   Contracted labor                           20,718              91,592                 -                   -             112,310
   Depreciation                               47,967                   -            58,613                   -             106,580
   Other manufacturing costs                 368,271            (916,138)          248,748                   -            (299,119)
   Changes in finished goods and
     work-in-process                         286,076             217,578                 -                   -             503,654
                                    ------------------  ------------------  ----------------   -----------------  ------------------

                                      $   10,043,846      $    3,827,571      $  2,862,351       $  (3,510,327)     $   13,223,441
                                    ==================  ==================  ================   =================  ==================


                            DIGITAL POWER CORPORATION
             SUPPLEMENTAL SCHEDULES OF CONSOLIDATED COMPANY EXPENSES




                                                                 FOR THE YEAR ENDED DECEMBER 31, 1999
                                           DPC                  DPL                PD             Eliminations       Consolidated
                                    ------------------  ------------------  ----------------   -----------------  ------------------
   Materials consumed                 $    4,221,683      $    4,067,212      $          -       $    (221,138)     $    8,067,757
   Labor                                   2,746,727             639,557         1,919,654          (2,150,004)          3,155,934
   Contracted labor                            4,618             133,765                 -                   -             138,383
   Depreciation                               48,447                   -            39,283                   -              87,730
   Other manufacturing costs                 169,458            (759,845)          278,193                   -            (312,194)
   Changes in finished goods and
     work-in-process                         122,771              16,789                 -                   -             139,560
                                    ------------------  ------------------  ----------------   -----------------  ------------------

                                      $    7,313,704      $    4,097,478      $  2,237,134       $  (2,371,142)     $   11,277,170
                                    ==================  ==================   ===============   =================  ==================

                            DIGITAL POWER CORPORATION
             SUPPLEMENTAL SCHEDULES OF CONSOLIDATED COMPANY EXPENSES



SCHEDULE 5 - MARKETING & SELLING EXPENSES:
-----------------------------------------

                                                                          FOR THE YEAR ENDED DECEMBER 31, 2001
                                           DPC                 DPL                PD             Eliminations        Consolidated
                                    ------------------  ------------------  ----------------   -----------------  ------------------
    Labor                             $      123,405      $      202,857      $          -       $           -      $      326,262
    Commissions                              166,292              67,770                 -                   -             234,062
    Advertising                                7,175              82,279                 -                   -              89,454
    Depreciation                              16,192              30,001                 -                   -              46,193
    Other costs                               94,381              73,546                 -                   -             167,927
                                    ------------------  ------------------  ----------------   -----------------  ------------------

                                      $      407,445      $      456,453      $          -       $           -      $      863,898
                                    ==================  ==================  ================   =================  ==================

                                                                          FOR THE YEAR ENDED DECEMBER 31, 2000
                                           DPC                 DPL                PD             Eliminations        Consolidated
                                    ------------------  ------------------  ----------------   -----------------  ------------------

            Labor                     $      128,417      $      281,477      $          -       $           -      $      409,894
            Commissions                      343,444              52,856                 -                   -             396,300
            Advertising                       13,704             115,435                 -                   -             129,139
            Depreciation                      20,786              25,000                 -                   -              45,786
            Other costs                      132,222             235,204                 -                   -             367,426
                                    ------------------  ------------------  ----------------   -----------------  ------------------

                                      $      638,573      $      709,972      $          -       $           -      $    1,348,545
                                    ==================  ==================  ================   =================  ==================


                                                                          FOR THE YEAR ENDED DECEMBER 31, 1999
                                           DPC                 DPL                PD             Eliminations       Consolidated
                                    ------------------  ------------------  ----------------   -----------------  ------------------
            Labor                     $       94,263      $      361,209      $          -       $           -      $      455,472
            Commissions                      189,645              68,600                 -                   -             258,245
            Advertising                            -             102,958                 -                   -             102,958
            Depreciation                      20,994                   -                 -                   -              20,994
            Other costs                       42,687             278,967                 -                   -             321,654
                                    ------------------  ------------------  ----------------   -----------------  ------------------
                                      $      347,589      $      811,734      $          -       $           -      $    1,159,323
                                    ==================  ==================  ================   ===============    ==================

                            DIGITAL POWER CORPORATION
             SUPPLEMENTAL SCHEDULES OF CONSOLIDATED COMPANY EXPENSES


SCHEDULE 6 - GENERAL & ADMINISTRATIVE EXPENSES:
----------------------------------------------

                                                                          FOR THE YEAR ENDED DECEMBER 31, 2001
                                           DPC                 DPL                PD             Eliminations       Consolidated
                                    ------------------  ------------------  ----------------   -----------------  ------------------
   Labor                              $      339,821      $      296,742      $          -       $           -      $      636,563
   Depreciation and amortization
                                             105,631             134,487            15,000                   -             255,118
   Bad debt                                  158,131               2,980                 -                   -             161,111
   Impairment of goodwill                          -             946,263                 -                   -             946,263
   Investor relations                        202,274                   -                 -                   -             202,274
   Other material items                      630,524             265,492                 -              26,529             922,545
                                    ------------------  ------------------  ----------------   -----------------  ------------------
                                      $    1,436,381      $    1,645,964      $     15,000       $      26,529      $    3,123,874
                                    ==================  ==================  ================   =================  ==================

                                                                          FOR THE YEAR ENDED DECEMBER 31, 2000
                                           DPC                 DPL                PD             Eliminations       Consolidated
                                    ------------------  ------------------  ----------------   -----------------  ------------------
   Labor                              $      523,740      $      221,549      $          -       $           -      $      745,289
   Depreciation and amortization
                                             187,170             487,054            35,357                   -             709,581
   Bad debt                                   24,504                 424                 -                   -              24,928
   Investor relations                        150,438                   -                 -                   -             150,438
   Other material items                      219,953             335,017                 -            (289,926)            265,044
                                    ------------------  ------------------  ----------------   -----------------  ------------------
                                      $    1,105,805      $    1,044,044      $     35,357       $    (289,926)     $    1,895,280
                                    ==================  ==================  ================   =================  ==================


                            DIGITAL POWER CORPORATION
             SUPPLEMENTAL SCHEDULES OF CONSOLIDATED COMPANY EXPENSES


                                                                  FOR THE YEAR ENDED DECEMBER 31, 1999
                                           DPC                  DPL                PD             Eliminations       Consolidated
                                    ------------------  ------------------  ----------------   -----------------  ------------------
   Labor                              $      344,785      $      244,401      $          -       $           -      $      589,186
   Depreciation and amortization
                                              43,602             299,915                 -                   -             343,517
   Bad debt                                  (75,453)             (5,520)                -                   -             (80,973)
   Investor relations                         72,155                   -                 -                   -              72,155
   Other material items                      449,620             270,665                 -                   -             720,285
                                    ------------------  ------------------  ----------------   -----------------  ------------------
                                      $      834,709      $      809,461      $          -       $           -      $    1,644,170
                                    ==================  ==================  ================   =================  ==================

SCHEDULE 7 -CONSOLIDATED DETAILS OF INTERCOMPANY INCOME
-------------------------------------------------------
                                                                     FOR THE YEAR ENDED DECEMBER 31, 2001
                                           DPC                  DPL                PD             Eliminations       Consolidated
                                    ------------------  ------------------  ----------------   -----------------  ------------------
   Interest earned on Note Receivable
    from Digital Power Limited        $       24,350                                             $     (24,350)     $            -
   Royalty income from Digital Power
    Limited                                   87,130                                                   (87,130)                  -
   Management services from Digital
    Power Limited                     $       56,870                                                   (56,879)                  -

                                                                     FOR THE YEAR ENDED DECEMBER 31, 2000
                                           DPC                 DPL                 PD             Eliminations       Consolidated
                                    ------------------  ------------------  ----------------   -----------------  ------------------
   Interest earned on Note Receivable
    from Digital Power Limited        $       40,543                                             $     (40,543)     $            -
   Royalty income from Digital Power
    Limited                                   87,130                                                   (87,130)                  -
   Management services from Digital
    Power Limited                     $       56,870                                                   (56,879)                  -

                                                                     FOR THE YEAR ENDED DECEMBER 31, 1999
                                           DPC                 DPL                 PD             Eliminations       Consolidated
                                    ------------------  ------------------  ----------------   -----------------  ------------------
    Interest earned on Note Receivable
     from Digital Power Limited       $      113,913                                             $    (113,913)     $            -

